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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statement on (Form S-8) pertaining to the 1996 Stock Option Plan, 1999 Director Option Plan, Employee Stock Purchase Plan, and the 1999 Stock Incentive Plan of CacheFlow Inc. of our report dated September 24, 1999 with respect to the consolidated financial statements and schedule of CacheFlow Inc. as of April 30, 1998 and 1999 and for each of the three years in the period ended April 30, 1999, included in its Registration Statement (No. 333-87997), on Form S-1, as amended, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

Walnut Creek, California
November 24, 1999